UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 South Service Road, Melville, NY 11747
(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 730-2200

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

Item 8.01 Other Events
On December 21, 2012, The Hain Celestial Group, Inc. (“Hain Celestial”), Hain BPC, Inc., a wholly owned subsidiary of Hain Celestial (“Hain BPC”), Zoe Sakoutis, LLC (“Zoe LLC”), BluePrintWholesale LLC, (“BPW LLC”), BluePrintCleanse LLC, (together with Zoe LLC and BPW LLC, the “Sellers,”), and Zoe Sakoutis and Erica Huss (the “Founders,” and together with Sellers, the “Seller Parties,”) entered into an asset purchase agreement (the “Asset Purchase Agreement”). The Sellers are engaged in the business of developing, marketing, manufacturing and distributing fruit and vegetable cleanse and juice products and fruit and nut bars (the “Business”). Pursuant to the terms of the Asset Purchase Agreement, Hain BPC acquired the Business and substantially all of the assets and properties of the Sellers related to the Business (the “Acquisition”). In connection with the closing of the Acquisition, on December 21, 2012 Hain Celestial issued 174,267 shares of Hain Celestial common stock, par value $0.01per share, to the Founders.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

5.1*	Opinion of DLA Piper LLP (US)

23.1*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2012

THE HAIN CELESTIAL GROUP, INC. (Registrant)

By:	/s/ Denise M. Faltischek
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

5.1*	Opinion of DLA Piper LLP (US)

23.1*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

* Filed herewith